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                                                                   EXHIBIT 3.1.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               CELSION CORPORATION
                            (A MARYLAND CORPORATION)

                                      INTO

                         CELSION (DELAWARE) CORPORATION
                            (A DELAWARE CORPORATION)


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                     PURSUANT TO SECTION 253 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
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        Celsion Corporation, a corporation organized and existing under the laws of the State of Maryland (hereinafter the "Corporation", DOES HEREBY CERTIFY
THAT:

        FIRST: The Corporation was incorporated in 1982 under the name of A.Y. Cheung Associates, Inc., which then changed its name to Cheung Laboratories, before changing its name to its present corporate name. This Certificate is prepared and filed pursuant to the General Corporation of the State of Maryland, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of a foreign state.

        SECOND: The Corporation owns all of the outstanding shares of Celsion (Delaware) Corporation, a corporation incorporated pursuant to the General Corporation Law of the State of Delaware of May 17, 2000.

        THIRD: The Corporation, by resolution of its Board of Directors, duly adopted by the unanimous written consent of the members thereof and filed with the minutes of such Board on May 25, 2000, determined to, and effective upon the filing of this Certificate of Ownership and


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Merger with the Secretary of State of the State of Delaware hereby does, merger itself into said Celsion (Delaware) Corporation, resolving as follows:

        WHEREAS, the Corporation is the legal and beneficial owner of all the outstanding shares of Celsion (Delaware) Corporation, a Delaware corporation (hereinafter the "Surviving Corporation"), and desires to merge itself into the Surviving Corporation, vesting in the Surviving Corporation all of the estate, property, rights, privileges and franchises now held and enjoyed by this Corporation; therefore it is

                "RESOLVED, that the Plan and Agreement of Merger, which provides for the merger of the Corporation into Celsion (Delaware) Corporation, a Delaware corporation (the "Surviving Corporation"), and each and every term and condition thereof, is hereby ADOPTED, APPROVED, RATIFIED and CONFIRMED in all respects, including, without limitation (i) the exchange of each outstanding share of Common Stock of the Corporation for one (1) share of Common Stock of the Surviving Corporation; (ii) the change of name of the Surviving Corporation to Celsion Corporation;
        (iii) the designation and election of the present directors and officers of the Corporation as the directors and officers of the Surviving Corporation; and (iv) the adoption of the By-Laws of the Surviving Corporation; and it is further

                RESOLVED, that the Plan and Agreement of Merger shall be submitted to the holders of the Corporation's Common Stock entitled to vote for their review and action in connection therewith; and it is further

                RESOLVED, that, subject to the approval of the Plan and Agreement of Merger by such shareholders, the chief executive officer and treasurer and secretary of the Corporation are hereby authorized and directed to prepare, execute and file appropriate certificates of ownership and merger and any and all other documents required in order to effectuate such merger as promptly as possible, including, without limitation, any corporate tax and estimated tax returns for the Corporation for any state requiring same; and it is further

                RESOLVED, that the chief executive officer and treasurer and secretary of the Corporation are hereby authorized and directed to take any and all other actions, and to prepare, execute and deliver or file any other documents, agreements or certificates necessary or desirable in connection with, and in order to carry out intent of, such merger and the transactions related thereto, including, without limitation, (i) the obtaining of authorizations for the Surviving Corporation to do business in the states in which the Corporation has previously been authorized to do business and in such other states and jurisdictions as the officers of the Surviving Corporation shall determine, and (ii) the withdrawal by the Corporation of its qualification to do business in each of those states in which the Surviving Corporation will be authorized to do business".


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        FOURTH: The merger of this Corporation into the Surviving Corporation shall become effective upon the filing of this Certificate with the Secretary of State of the Surviving Corporation.

        FIFTH: The merger has been approved by the shareholders of the Corporation entitled to vote thereon at the Corporation's annual meeting of shareholders, which meeting took place on June 1, 2000.

        SIXTH: All steps necessary to approve and authorize the merger of the Corporation into the Surviving Corporation have been duly taken.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1st day of June, 2000, and affirms that the statements herein and the contents hereof are true under the penalties of perjury.

                                          CELSION CORPORATION
                                          (a Maryland corporation)



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                                          Spencer J. Volk
                                          President and Chief Executive Officer








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